Exhibit 10.79

Secured Loan Agreement

THIS SECURED LOAN AGREEMENT (“this Agreement”) is made this 24th day of August, 2015, by and between WPU LEASING, LLC, a Delaware limited liability company (“Lender”), with an address at 650 Madison Avenue, 20th Floor, New York, NY 10022, and AMERICAN POWER GROUP, INC., an Iowa corporation (“Borrower”), with its principal place of business at 2503 Poplar Street, PO Box 187, Algona, IA 50511.

1. LOANS. Lender hereby agrees to lend to Borrower, and Borrower hereby agrees to repay to Lender, loans to finance the purchase of all the machinery, equipment and other personal property (individually an “Item of Equipment” and collectively the “Equipment”) described in Schedules of Equipment which may be executed by Lender and Borrower and attached hereto or incorporated herein by reference (“Schedules”). “Equipment” shall mean the Equipment described in a specific Schedule, unless the context clearly indicates otherwise. The disposition of any rights or obligations of either party under this Agreement in conjunction with any Schedule shall not affect the rights and/or obligations with either party under any other Schedule, so long as Borrower is not in default under this Agreement or any Schedule. In the event of any such default by Borrower, Lender may declare this Agreement and any Schedule to be in default hereunder and Lender may proceed with its remedies against Borrower in accordance with paragraph 20 herein, with respect to any particular Schedule or all Schedules.

2. TERM. The obligations under this Agreement begin with Lender’s written acceptance and shall end upon full performance and observance of all terms, conditions and covenants hereof and the payment of all amounts due under any Schedule, which shall be evidenced by a promissory note of the Borrower payable to the order of Lender (a “Note”).

3. NOTE. The amount due with respect to the Equipment shall be the principal amount stated in the applicable Schedule, plus interest thereon (a “Loan”). Each Loan is an absolute obligation of Borrower due as specified in each applicable Schedule and Note irrespective of any claims, demands, set-offs, actions, suits or proceedings that Borrower may have or assert against Lender or any vendor of Equipment. Each Loan shall be payable to Lender at c/o Spring Mountain Capital, LP, 650 Madison Avenue, 20th Floor, New York, NY 10022, or at such other place as Lender or its assigns may designate in writing to Borrower.

4. DELINQUENT PENALTY. If any principal of or interest on or other amount due with respect to a Loan is not paid within five days of the date when due, Borrower agrees to pay delinquent interest thereon in addition to interest payable under a Note at a rate per annum equal to the Prime Rate quoted from time to time in The Wall Street Journal plus 4% on demand with respect to all such delinquent amounts.

5. SECURITY INTEREST. Borrower hereby grants to Lender a purchase money security interest in all Equipment and all accessions thereto and proceeds thereof to secure all amounts due with respect to each Loan and each Note, including principal, interest, delinquent penalty interest and costs of collection (the “Obligations”).

6. NATURE OF EQUIPMENT. The Equipment shall remain personal property even if it is affixed to any real property. Borrower shall obtain and cause to be recorded, where appropriate, at its own expense, from each landlord, owner, mortgagee or any person or entity having an encumbrance or lien upon the real property where any of the Equipment is located, a waiver of any lien, encumbrance or interest which such third party might have or hereafter obtain or claim with respect to the Equipment. Borrower will do everything required to keep the Equipment free and clear of all claims, levies, liens and encumbrances. Lender assumes no liability and makes no representation as to the treatment by Borrower of this Agreement, the Equipment, or the payments made on the Loans or the Notes for financial accounting or tax purposes.

7. LENDER’S RIGHT OF INSPECTION. Lender, or its authorized agents, shall have the right during normal business hours to enter upon the premises where the Equipment is located for the purpose of inspection. Provided no Event of Default has occurred and is continuing, Lender shall provide Borrower prior notice of such inspection.

8. USE OF EQUIPMENT. Borrower represents that it is purchasing the Equipment for a business or commercial purpose and not for personal, family or household use. Borrower must use the Equipment in a careful and proper manner in conformity with (i) all statutes and regulations of each governmental authority having jurisdiction over Borrower and/or the Equipment and its use, and (ii) all policies of insurance relating to the Equipment and/or its use. In addition, Borrower shall not (i) use the Equipment in any manner that would impair the applicability of manufacturer’s warranties or render the Equipment unfit for its originally intended use or (ii) permit anyone other than authorized and competent personnel to operate the Equipment.

9. ALTERATIONS. Without Lender’s prior written consent, Borrower shall make no alterations, modifications or attachments to the Equipment which impair its economic value, economic and useful life, or functional utility. All alterations, modifications and attachments made to the Equipment must be removed without damaging the functional capabilities or economic value of the Equipment at Lender’s request upon default. Under no circumstances shall any such alteration, modification or attachment be subject to third party financing or encumbered by Borrower or result in the creation of a mechanic’s or materialman’s lien, except as may arise by operation of law pending payment within ordinary business terms.

10. MAINTENANCE AND REPAIRS. At its expense Borrower shall maintain, operate, repair and make all modifications to the Equipment in accordance with good industry practice, manufacturer’s warranty requirements and specifications and Borrower’s established operation, maintenance and repair programs so as to keep the Equipment in good working order, and so as to comply with all applicable laws, regulations or governmental actions and so as not to incur liability (whether or not there is a lack of compliance) under any environmental law or otherwise account for any release of, or exposure to, any hazardous material. Lender may review Borrower’s established operating procedures and maintenance records to assure compliance with this section. Upon installation, replacement parts shall be deemed part of the Equipment.

11. RISK OF LOSS, DAMAGE AND THEFT.
(a) Borrower will bear all risk of loss, damage, theft or destruction, partial or complete, to the Equipment from and after delivery of the Equipment to a carrier FOB point of origin, whether the terms of shipment require or authorize the Equipment to be shipped by carrier, to be delivered to Borrower’s place or places of business, or provide that Borrower accept possession of or title to the Equipment at any other location. Borrower shall promptly notify Lender of any theft of or loss or damage to the Equipment.
(b) Neither total nor partial loss of use or possession of the Equipment shall abate payments due under any Note.
(c) The Equipment shall be deemed subjected to total loss (i) if it has disappeared regardless of the reason for disappearance or (ii) if it has sustained physical damage and the estimated cost of repair exceeds 75% of its fair market value on the date of damage. The amount of applicable insurance proceeds, if any, actually received by Lender shall be applied to the outstanding balance of the applicable Note in the case of total loss.
(d) Borrower shall cause the Equipment subjected to partial loss to be restored to original capability. Lender shall, upon receiving satisfactory evidence of restoration, promptly pay to Borrower the proceeds of any insurance or compensation received by Lender, by reason of such partial loss.

12. INDEMNIFICATION.
(a) Non-Tax Liability. Borrower agrees to indemnify each of Lender, its directors, officers and employees and each legal entity, if any, who controls Lender (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or any related document by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Borrower, (b) the manufacture, installation, use, condition (including, but not limited to, latent and other defects and whether or not discoverable by Borrower or Lender), operation, ownership, selection, delivery, leasing, removal or return of the Equipment, regardless of where, how and by whom operated, or (c) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement or any related document; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this section shall survive the termination of this Agreement, payment of any amounts due and assignment of any rights hereunder. Borrower may participate at its expense in the defense of any such action or claim.
(b) Direct Tax Costs. Borrower agrees to indemnify, protect, and hold harmless each Indemnified Party, from and against any and all taxes, license fees, assessments and other governmental charges, fees, fines or penalties of whatsoever kind or character and by whomsoever payable, which are levied, assessed, imposed or incurred during this Agreement term, (i) on or relating to the Equipment, including any tax on the sale, ownership, use, leasing, shipment, transportation, delivery or operation thereof, (ii) on the exercise of any option, election or performance of any obligation by Borrower hereunder, (iii) of the kind generally referred to in items (i) and (ii) above which may remain unpaid as of the date of delivery of the Equipment to Borrower irrespective of when the same may have been levied, assessed, imposed or incurred, and (iv) by reason of all gross receipts and like taxes on or measured by amounts payable hereunder levied by any state or local taxing authority having jurisdiction where the Equipment is located. Borrower agrees to comply with all state and local laws requiring the filing of ad valorem tax returns relating to the Equipment. Any statements for taxes received by Lender shall be promptly forwarded to Borrower. This subparagraph shall not be deemed to obligate Borrower to pay any income or like taxes against Lender on or measured by the net income from the amounts payable hereunder. Borrower shall not be obligated to pay any amount under this subparagraph so long as it shall, at its expense and in good faith and by appropriate proceedings, contest the validity or the amount thereof unless such contest would adversely affect the security interest of Lender in the Equipment or would subject the Equipment to forfeiture or sale. Borrower agrees to indemnify each Indemnified Party against any loss, claim, demand and expense including legal expense resulting from such nonpayment or contest.
(c) Indemnity Payment. The amount payable pursuant to subparagraphs (a) and (b) above shall be payable upon demand of Lender accompanied by a statement describing in reasonable detail such loss, liability, injury, claim, expense or tax and setting forth the computation of the amount so payable.
(d) Survival. The indemnities and assumptions of liabilities and obligations of this paragraph shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement.

13. BORROWER’S ASSIGNMENT. Without Lender’s prior written consent, Borrower shall not assign, bail, sublease, hypothecate, transfer or dispose of the Equipment or any interest in this Agreement. No assignment, whether or not with Lender’s consent, shall release Borrower or any guarantor from any of its respective obligations or otherwise materially adversely affect any rights or remedies of Lender under this Agreement. Any attempted assignment without Lender’s written consent shall be void and of no effect. Borrower shall not assign this Agreement, nor shall this Agreement or any rights under this Agreement or in the Equipment inure to the benefit of any trustee in bankruptcy, receiver, creditor, or other successor of Borrower whether by operation of law or otherwise.

14. LENDER’S ASSIGNMENT. All rights of Lender hereunder and under the Notes and in the Equipment may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, without notice to Borrower. No such assignee shall be obligated to perform any duty, covenant, or condition required to be performed by Lender under the terms of this Agreement unless such assignee expressly assumes such obligations. Lender shall remain liable to Borrower hereunder to perform such duty, covenant, and condition unless such assignee expressly assumes Lender’s obligations, in which event Borrower hereby releases Lender from such obligations. Such assignee shall have all rights, powers and remedies given to Lender by this Agreement, and shall be named as lender loss payee or co-insured under all policies of insurance maintained pursuant to paragraph 15 hereof. If Lender assigns this Agreement or the monies due or to become due hereunder or any other interest herein, Borrower agrees not to assert against Lender’s assignee any defense, set-off, recoupment, claim or counterclaim which Borrower may have against Lender, whether arising under this Agreement or any other transaction between Lender and Borrower. Subject to paragraph 13 hereof and this paragraph, this Agreement inures to the benefit of, and is binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

15. INSURANCE. Borrower will at its own expense insure the Equipment in compliance with the terms and conditions of the Schedule, in form, in an amount and subject to deductibles, satisfactory to Lender with insurance carriers approved by Lender. The proceeds of any insurance claim due to the theft or loss of or damage to the Equipment shall be applied as provided in paragraph 11 hereof. In addition to the compliance with the terms and conditions of the Schedule and the other terms and conditions of this paragraph, Borrower shall comply with the following conditions:
(a) Borrower, prior to the inception of the term of any Loan, shall deliver to Lender all required policies of insurance or other proper binding evidence of insurance, which shall be sufficiently detailed to advise Lender of all types of coverage and inclusions;
(b) Borrower shall cause each insurer to agree by endorsement to the policies that each insurer will give at minimum thirty (30) days’ written notice to Lender before any policy will be altered or cancelled for any reason, including Borrower’s failure to pay premiums;
(c) All coverage must be in effect upon delivery, or when Borrower assumes the risk of loss, whichever is earlier, and will provide coverage without geographic limitation;
(d) All policies must provide that Lender is an additional insured for all aspects of general liability insurance, and is lender loss payee for all aspects of insurance relating to the theft or loss of or damage to the Equipment;
(e) Borrower will furnish renewal policies or renewal evidence of insurance listing Lender as an additional insured and lender loss payee, as required by this Agreement, no later than thirty (30) days prior to the expiration of any insurance required hereby;
(f) Borrower appoints Lender its attorney-in-fact to apply any insurance proceeds received with respect to the Equipment.

16. FURTHER ASSURANCES. Borrower agrees that if the location of any Equipment changes from the location listed on the applicable Schedule, or if Borrower changes its name or form or jurisdiction of organization, or establishes a name in which it may do business, Borrower will immediately notify Lender of the additions or changes. If Lender shall so request,

Borrower shall execute and deliver to Lender such documents, including UCC financing, amendment and continuation statements, as Lender shall deem necessary or desirable for purposes of continuing this Agreement or recording or filing to protect the interest of Lender in the Equipment. By its signature hereon, Borrower hereby authorizes Lender to execute and file against Borrower any such UCC financing, amendment and continuation statements. All filing fees and expenses shall be borne by Borrower.

17. FURNISHING OF FINANCIAL AND OPERATING INFORMATION. During the term of this Agreement and any extensions or renewals hereof, Borrower will furnish to Lender: (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year, a copy of the annual audited Financial Statements of Borrower’s parent, certified by an independent certified public accountant of recognized standing, (b) as soon as practicable, but in any event within 30 days after the end of each fiscal quarter, a statement of operating performance with details on revenues generated by the Equipment, Equipment operating expenses, and Equipment operating statistics (e.g., Equipment capacity utilization, Equipment downtime, Equipment repairs and other relevant updates and metrics), and (c) in a timely manner, such financial statements, reports and other information as Lender shall from time to time request.

18. PERFORMANCE OF OBLIGATIONS OF BORROWER BY LENDER. If Borrower fails to promptly perform any of its obligations under this Agreement, Lender may perform the same for the account of Borrower without waiving Borrower’s failure as a default. All sums paid or expense or liability incurred by Lender in such performance (including reasonable legal fees) together with interest thereon at the rate of interest payable under the Notes, plus the delinquent penalty interest provided for in paragraph 4.

19. EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an event of default (“Event of Default”) hereunder and entitle Lender, at its option, to avail itself of the remedies more fully set forth in paragraph 20 hereof:
(a) Non-payment by Borrower of any principal of or interest on a Loan or other amount provided for in this Agreement or a Note which continues for a period of ten (10) days following the date when due;
(b) Borrower shall (i) fail to perform any covenant or requirement relating to insurance or environmental matters, (ii) fail to keep the Equipment free and clear of any claims, levies, liens and encumbrances; or (iii) fail to prevent the Equipment from being subjected to a foreclosure or forfeiture proceeding, execution or attachment;
(c) The filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, or similar proceeding (and in the case of any such proceeding instituted against Borrower, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that Lender shall not be obligated to advance additional funds during such period);
(d) Borrower shall make an assignment for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Borrower held by or deposited with Lender;
(e) A final judgment for the payment of money in excess of $75,000 is rendered against Borrower, or any attachment proceedings are instituted with respect to any significant portion of Borrower’s assets or property, and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;
(f) Borrower, or its parent, shall default in the payment of principal and/or interest when due (whether by acceleration or otherwise) or shall default in the performance of any obligation or indebtedness owed to Lender or to any subsidiary or affiliate of Lender, which obligation shall remain in default for lack of performance or which indebtedness shall remain unpaid and unsatisfied following the conclusion of any applicable grace period in respect to such obligation or indebtedness;
(g) Borrower shall make or permit any material change in the nature of its business as carried on as of the date hereof, except as disclosed to and previously approved by Lender;
(h) Any event described in subparagraphs (c) through (g) hereof shall occur with respect to any guarantor or any other party liable for payment or performance of this Agreement;
(i) Any certificate, statement, representation, warranty or financial statement furnished pursuant to or in connection with this Agreement by or on behalf of Borrower or any guarantor or other party liable for payment or performance of this Agreement is false in any material respect at the time as of which the facts therein set forth were stated or certified, or omits any substantial contingent or unliquidated liability or claim against Borrower or any such guarantor or other party, or, upon the date of execution of this document or any Schedule, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation or warranty, which shall not have been disclosed in writing to Lender at or prior to the time of execution of this document or such Schedule;
(j) An event of default shall have occurred under any other agreement wherein Lender is, at the time of such default, the “Lender” and Borrower is the “Borrower”;
(k) Borrower shall fail to perform any non-monetary covenant, obligation, term or condition of this Agreement not described in this paragraph which failure continues for a period of thirty (30) days following the earlier of the date when Borrower becomes aware of such failure or the date of written notice thereof to Borrower by Lender.

20. REMEDIES. Upon the occurrence of any Event of Default hereunder, the rights and duties of the parties shall be as set forth in this paragraph. Lender may elect, in its sole discretion, to do one or more of the following upon the occurrence of an Event of Default, and at any time thereafter:
(a) Upon written notice to Borrower, Lender may terminate its agreement to make Loans under this Agreement;
(b) Lender may demand that Borrower promptly deliver the Equipment to Lender to the place or places designated by Lender. If Borrower does not so deliver the Equipment, Borrower shall make the Equipment available for retaking and authorizes Lender, its employees and agents to enter Borrower’s premises and any other premises (insofar as Borrower can permit) for the purpose of retaking. In the event of retaking, Borrower expressly waives all rights to possession and, except to the extent caused by Lender’s gross negligence or willful misconduct, all claims for injuries to property suffered through or loss caused by such retaking. Any repossession accomplished under this subparagraph (b) shall not release Borrower from liability for damages of Lender sustained by reason of Borrower’s default hereunder.
(c) Lender may accelerate all amounts due with respect to any Loan or under any Note or under this Agreement, and, upon Lender’s demand, Borrower shall promptly pay to Lender the aggregate of (i) all principal of and interest on each Loan and Note, (ii) all costs and expenses incurred by Lender in the repossession, recovery, storage, repair, inspection, appraisal, refurbishing, sale, release or other disposition of the Equipment, (iii) reasonable attorney’s fees and costs, including any fees or costs incurred by Lender in defending any action relating to this Agreement or participating in any bankruptcy or insolvency proceeding to which Borrower is a party, or otherwise incurred due to Borrower’s default, and (iv) any claim for indemnity, if any, in favor of Lender hereunder.
(d) In its sole discretion, Lender may sell or release the Equipment or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lender may determine, free and clear of any rights of Borrower and, if notice thereof is required by law, any notice in writing of such sale or lease by Lender to Borrower given not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Borrower. All proceeds of the sale or other disposition of the Equipment, less (i) all expenses incurred in retaking the Equipment, making necessary repairs to the Equipment and enforcing this Agreement, (ii) all damages that Lender shall have sustained by reason of Borrower’s default, and (iii) reasonable attorney’s fees and expenses shall be credited against the Obligations. Sums in excess of Borrower’s liability under this paragraph and the Obligations shall be paid to the Borrower or to such other person as may by law be entitled thereto.
(e) If an Event of Default described in paragraph 19(c) occurs, or if this Agreement is rejected in any bankruptcy or other proceeding described in that paragraph, then this Agreement and Lender’s obligation to advance any additional funds shall terminate automatically without the need for any written notice from Lender.
(f) The provisions of this paragraph shall not prejudice Lender’s right to repossess any or all of the Equipment.
(g) Lender’s remedies shall be available to Lender’s successors and assigns, shall be in addition to all other remedies provided to it under the UCC, or by any other applicable law, and may be exercised concurrently or consecutively. BORROWER WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE EQUIPMENT.

21. BORROWER REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower represents and warrants, as of the date hereof, and as of the date of execution of each Schedule that:
(a) Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to conduct its business as such business is presently being conducted, to own or hold property and to enter into and perform its obligations under this Agreement. Borrower is duly qualified to do business and is in good standing as a foreign entity in all states where its failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Agreement, provided, however, that Lender acknowledges that, as of the date of this Agreement, Borrower has not received notice of its authority to transact business in North Dakota.
(b) Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by all necessary and appropriate action and, when executed and delivered by Borrower, this Agreement will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.
(c) The execution, delivery, and performance by Borrower of this Agreement and all related instruments and the consummation by Borrower of the transactions contemplated hereby: (i) do not require any stockholder approval or the consent of any trustee or holder of any indebtedness or obligation of Borrower or any consent, authorization, or approval of, any filing of or registration with, or other action in respect to any federal, state, governmental authority or agency (or, if so required, such approval or consent has been obtained), (ii) do not and will not result in any material violation of any term of any agreement, instrument, judgment, decree, franchise, permit, order, law, statute, rule, or governmental regulation presently applicable to it, (iv) are not in conflict with and do not constitute a default under any of the terms or provisions of, or subject this Agreement or the Equipment or any part thereof to any lien of, any indenture, mortgage, lease, contract, or other agreement or instrument (other than this Agreement) to which Borrower is a party or by which it or its property is bound or affected, and (v) do not and will not contravene Borrower’s articles of incorporation and by-laws or other organizational documents.

(d) There are no pending actions or proceedings to which Borrower is a party, and there are no threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator, or administrative agency, which would materially adversely affect the financial condition of Borrower or its ability to perform its obligation hereunder. Borrower is not in default under any obligations for the payment of borrowed money, for the deferred purchase price of property or for the payment of money which would have the same such effect.
(e) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property.
(f) Borrower’s parent’s financial statements (copies of which have been furnished to Lender) have been prepared in accordance with generally accepted accounting principles consistently applied, and accurately and completely present Borrower’s parent’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.
(g) The address stated on page one of this Agreement is the chief place of business and chief executive office of Borrower; and Borrower does not conduct business under a trade, assumed, or fictitious name.

22. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered and accepted and will be deemed to be made in the State where Lender’s office indicated above is located. THIS AGREEMENT AND ALL AGREEMENTS, INSTRUMENTS AND DOCUMENTS HERETOFORE, NOW OR HEREAFTER EXECUTED BY BORROWER AND DELIVERED TO LENDER RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE LENDER’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where Lender’s office indicated above is located; provided that nothing contained in this Agreement will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any of Borrower’s property within any other county, state or other foreign or domestic jurisdiction. Lender and Borrower agree that the venue provided above is the most convenient forum for both parties. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

23. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

24. MISCELLANEOUS.
(a) Whenever the context of this Agreement requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural. Whenever the word Lender is used herein, it shall include all assignees of Lender.
(b) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.
    (c) Time is of the essence in the performance of this Agreement and each and all of its provisions.
(d) If any provision of this Agreement is held invalid or unenforceable, the remaining provisions will not be affected thereby, and to this end, the provisions of this Agreement are declared severable.
(e) If there is any conflict between the terms of any Schedule and this document or between any Schedule and any other document, the terms of the Schedule shall control.
(f) Borrower will reimburse Lender for Lender’s expenses (including the reasonable fees and expenses of Lender’s outside counsel) in connection with any amendments or modifications to this Agreement or any related document, and in connection with any collection or enforcement actions hereunder or thereunder.
(g) This document, together with the Secured Financing Agreement dated as of the date hereof between Lender and Borrower, the Schedule(s), and the Notes constitute the entire agreement between Lender and Borrower with respect to the Loans and the subject matter of this Agreement and supersede all other prior agreements and understandings whether oral or written between the parties with respect to the subject matter hereof. This Agreement may not be changed, waived, amended or terminated except by a written agreement signed by both Lender and Borrower. No express or implied waiver by Lender of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future and/or subsequent Event of Default whether similar in kind or otherwise but shall be effective only in the specific instance and for the purpose for which given. No Notice to Borrower in any case will entitle Borrower to any other or further Notice in any other circumstance.

25. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf transmission shall be effective as delivery of a manually executed counterpart. Any party executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

26. WAIVER OF JURY TRIAL. EACH OF LENDER AND BORROWER HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY LENDER OR BORROWER IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO. BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

AMERICAN POWER GROUP, INC.

By: /s/ Charles E. Coppa
Name: Charles E. Coppa
Title: CFO

Accepted by:
WPU LEASING, LLC

By: /s/ Raymond L. M. Wong
Name: Raymond L.M. Wong
Title: Manager